Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements (Form S-3 Nos 333-214507, 333-218252, 333-227227, and Form S-8 Nos 333-207949, 333-211490, 333-211491, and 333-226676) of Cerecor Inc. of our report dated December 3, 2018, with respect to the financial statements of Ichorion Therapeutics, Inc. for the period from July 7, 2017 (inception) to December 31, 2017 included in this Current Report on Form 8-K/A of Cerecor Inc. dated December 3, 2018.

/s/ Ernst & Young LLP

Baltimore, Maryland
December 3, 2018

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